SCHEDULE 14A
                         (Rule 14a-101)
             INFORMATION REQUIRED IN PROXY STATEMENT
                    SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                Commision only (as permitted by
[ ]  Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             E&B MARINE INC.
-----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)



-----------------------------------------------------------------------------
    Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
             14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]    $500 per each party to the controversy pursuant to
             Exchange Act Rule 14a-6(i)(3).
[ ]    Fee computed on table below per Exchange Act Rules 14a-
        6(i)(4) and 0-11.


-----------------------------------------------------------------------------
    1)  Title of each class of securities to which transaction applies:


-----------------------------------------------------------------------------
    2)  Aggregate number of securities to which transaction applies:


-----------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:


-----------------------------------------------------------------------------
    4)  Proposed maximum aggregate value of transaction:


-----------------------------------------------------------------------------
    5)  Total fee paid:

-----------------------------------------------------------------------------

[X]     Fee paid previously with preliminary materials.


-----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
        Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


    1)  Amount Previously Paid:


-----------------------------------------------------------------------------
    2)  Form, Schedule or Registration Statement No.:


-----------------------------------------------------------------------------
    3)  Filing party:


-----------------------------------------------------------------------------
    4)  Date Filed:


-----------------------------------------------------------------------------

                                                E&B MARINE INC.
                                                  ___________

                                   Notice of Annual Meeting of Stockholders
                                           to be held June 20, 1995


                                                          Edison, New Jersey
                                                                May 24, 1995

To the Holders of Common Stock
  of E&B MARINE INC.:

        The Annual Meeting of the Stockholders of E&B MARINE INC. (the "Company") will be held at the Clarion Hotel & Towers, 2055 Lincoln Highway, Route 27, Edison, New Jersey on Tuesday, June 20, 1995 at 10:00 o'clock A.M., E.D.T., for the following purposes, as more fully described in the accompanying Proxy
Statement:

        1. To elect one Class A director of the Company for the ensuing three years.

        2. To consider and take action upon a proposal to approve the Company's Amended and Restated 1983 Stock Option Plan.

        3. To consider and take action upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock, $.001 par value per share, from 30,000,000 to 10,000,000.

        4. To consider and take action upon a proposal to ratify the Board of Directors' selection of KPMG Peat Marwick LLP to serve as the Company's independent auditors for the Company's fiscal year ending December 30, 1995.

        5. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

        The close of business on May 19, 1995 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.
A list of the stockholders entitled to vote at the Meeting may be examined at the Company's executive office located at 201 Meadow Road, Edison, New Jersey during the ten-day period preceding the Meeting.

                 By Order of the Board of Directors,


                                           Robert G. Defonte, Secretary

        You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United
States, so that your vote can be recorded.

                          PROXY STATEMENT



This Proxy Statement, which will be mailed commencing on or about May 24, 1995 to the persons entitled to receive the accompanying Notice of Annual Meeting of Stockholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of E&B Marine Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, June 20, 1995 and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 201 Meadow Road, Edison, New Jersey 08818.


At the close of business on May 19, 1995, the record date stated in the accompanying Notice, the Company had 3,743,381 outstanding shares of common stock, $.001 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of voting stock outstanding other than the Common Stock.


Directors are elected by plurality vote. Adoption of proposals 2 and 4 will require the affirmative vote of a majority of the shares of Common Stock present and voting thereon at the Meeting. Adoption of proposal 3 will require the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes (as hereinafter defined) will be counted as present for the purpose of determining the presence of a quorum. For the purpose of determining the vote required for approval of matters to be voted on at the Meeting, shares held by stockholders who abstain from voting will be treated as being "present" and "entitled to vote" on the matter and, thus, an abstention has the same legal effect as a vote against the matter. However, in the case of a broker non-vote or where a stockholder withholds authority from his proxy to vote the proxy as to a particular matter, such shares will not be treated as "present" and "entitled to vote" on the matter and, thus, a broker non-vote or the withholding of a proxy's authority will have no effect on the outcome of the vote on the matter. A "broker non-vote" refers to shares of Common Stock represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.


I.      ELECTION OF DIRECTOR

Only the director denominated as a Class A director will be elected at the Meeting. This is in accord with the Company's Certificate of Incorporation which provides for the division of the Board of Directors into three classes with the term of office of the Class A director expiring at the Meeting. Class B and Class C directors will be elected at the Annual Meetings of Stockholders to be held in 1996 and 1997, respectively.
Directors in each class are elected to serve for a term of three years and until a successor shall have been chosen and qualified. If the number of directors is increased, the increase will be apportioned among the classes so as to make all classes as nearly equal in number as possible.

It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of William V. Roberti, the nominee listed in the table under "Certain Information Concerning the Nominee and Directors" below, unless otherwise instructed in such Proxy. The nominee is presently serving as a director. In case the nominee is unable or declines to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead. The Board of Directors has no reason to believe that the nominee will be unable or will decline to serve.

Certain Information Concerning the Nominee and Directors

Certain information concerning the nominee for election as Class
A director and the other directors of the Company is set forth below. Such information was furnished by them to the Company.


                                                              Shares of
                                                              Common Stock
                                                              Owned Beneficially     Percent
Name and Certain                                              As of                  of
Biographical Information                                      April 1, 1995 (1)      Class

Nominee for Election:


WILLIAM V. ROBERTI (Class A Director),                        3,750 (2)              (3)
age 48; Presidint and Chief Operating Officer
of Plaid Clothing Group Inc. since May 1995
and Visiting Professor at Sacred Heart
University in Fairfield, Connecticut since
January 1995.  Mr. Roberti served as
President and Chief Executive Officer of
Brooks Brothers, a men's and women's
specialty retailer, from January 1990 to
December 1994 and President and Chief Operating
Officer from May 1987 to January 1990.  Prior
to that, Mr. Roberti was employed by Zale
Corporation, a jewelry specialty retailer, from
1984 to 1987.  Mr. Roberti is a director of Pivot
Rules, a privately held golf apparel company.
Director of the Company since May 1993.


Other Directors whose Term of Office Will
Continue After the Meeting:

BRADFORD R. KLATT (Class C Director),                         23,308 (4)             (3)
age 41; President of Metropolis Equities,
Inc., an investment firm, since June 1988
and Managing Director of Roseland Equity
Partners since 1993.  Prior to that,  Mr.
Klatt served as a Vice President of Goldman
Sachs & Co., an investment banking firm,
from 1984 to 1988.  Director of the Company
since April 1989.

                                                       3


                                                              Shares of
                                                              Common Stock
                                                              Owned Beneficially     Percent
Name and Certain                                              As of                   of
Biographical Information                                      April 1, 1995 (1)      Class

RICHARD E. KROON (Class C Director),                          0 (5)                  (3)
age 52; Managing Partner of the Sprout
Group, a private equity firm, and President
and Chief Executive Officer of DLJ Capital
Corporation, the management company for
the Sprout Group, since 1981.  Mr. Kroon
is a director of County Seat Holdings Inc.,
Loehmann's Holdings, Inc. and other private
companies.  Director of the Company since
March 1989.

THEODORE A. PAMPERIN (Class B Director),                      27,084 (6)             (3)
age 54; Executive Vice President of Hanover
Direct, Inc., a direct mail company, since 1993.
Prior to that, Mr. Pamperin served as Chairman
of Tweeds, Inc., a direct mail apparel catalog,
from 1986 to 1992 and as Executive Vice
President and General Manager of J. Crew Outfitter,
a direct mail apparel catalog, from 1981 through
1985. Director of the Company since April 1989.

KENNETH G. PESKIN (Class B Director),                         502,311 (7)(8)         13.0%
age 55; Chairman of the Board and Chief
Executive Officer of the Company since
November 1990.  Prior to joining the
Company, Mr. Peskin was employed by
Supermarkets General Corporation from
1965 through September 1989.  He was
Chairman and Chief Executive Officer from
June 1987 to September 1989 and President
and Chief Executive Officer of the Pathmark
Division from June 1986 to June 1987.
Director of a private company.


PAUL B. QUEALLY (Class C Director),                           0 (5)                  (3)
age 31; General Partner of the Sprout Group,
a private equity firm, since 1993.  Prior to
that, Mr. Queally served in a variety of
capacities with the Sprout Group from 1987
to 1993.  Mr. Queally is a director of
Champion Healthcare Corporation and
OccuSystems, Inc. and several private
companies.  Director of the Company since
April 1991.





                                                       4


                                                              Shares of
                                                              Common Stock
                                                              Owned Beneficially     Percent
Name and Certain                                              As of                  of
Biographical Information                                      April 1, 1995 (1)      Class

JOHN H. WEILAND (Class B Director),                           13,100 (9)             (3)
age 39; Senior Vice President of The North
America Group, Dentsply International Inc.,
a manufacturer of dental supplies, since 1991.
Prior to that, Mr. Weiland served as President
and Chief Executive Officer of Pharmacia
Diagnostics Inc., from 1989 to 1991 and as
Vice President - General Manager of Baxter
International - Scientific Products Division
from 1988 to 1989.  Mr. Weiland was a
White House Fellow from 1987 to 1988 and Vice
President East American Scientific Products
Division of Baxter Healthcare Corporation prior
to 1987.  Director of the Company since October
1986.



(1) Except as indicated in the following footnotes, the nominee and each of the other directors has sole voting and investment power with respect to all shares shown in the table as beneficially owned by him.

(2) Consists of 3,750 shares issuable upon the exercise of presently exercisable options.

(3)     Less than one percent.

(4) Includes 3,868 shares issuable upon the exercise of presently exercisable warrants and 10,000 shares issuable pursuant to presently exercisable options. Does not include
        47,075 shares beneficially owned by Metropolis Two
        Associates of which Mr. Klatt is a partner.

(5)     See footnote 13 to the table included under the caption
        "Information Concerning Certain Stockholders" below.

(6) Includes 4,422 shares issuable upon the exercise of presently exercisable warrants and 11,875 shares issuable pursuant to presently exercisable options.

(7) Includes 168,750 shares issuable upon the exercise of presently exercisable options and 9,375 shares held in trust for Mr. Peskin's daughters.

                                                       5

(8)     Does not include 19,243 shares held by the Employee Stock
        Ownership Plan ("ESOP"), with respect to which Mr. Peskin, as co-trustee of the ESOP, has shared voting and investment power.

(9) Includes 2,475 shares issuable upon the exercise of presently exercisable warrants and 10,500 shares issuable pursuant to presently exercisable options.


During the fiscal year ended December 31, 1994, the Board of Directors of the Company met six times. Each of the persons named in the table above attended at least 75% of the meetings of the Board of Directors and of each committee of the Board on which such person served which were held during the time that such person served, except for Mr. Roberti who attend at least 70% of such meetings.

The Board of Directors has an Audit Committee, whose members currently are Messrs. Klatt, Queally, Roberti and Weiland, and a Compensation and Stock Option Committee, whose members currently are Messrs. Kroon, Klatt and Pamperin. The Audit Committee is authorized to review the results of auditors' examinations and make recommendations with respect to accounting practices and procedures and internal controls. The Compensation and Stock Option Committee is authorized to make recommendations to the Board of Directors regarding compensation to be paid to key employees of the Company, administers the Company's 1983 Stock Option Plan and determines the persons who are eligible to receive options thereunder, the number of shares to be subject to each option and the other terms and conditions upon which options under such plan are granted and made exercisable. The Board of Directors of the Company does not have a Nominating Committee.

During the fiscal year ended December 31, 1994, the Audit
Committee met once and the Compensation and Stock Option
Committee met three times.

The Company's Restated Certificate of Incorporation contains a provision, authorized by Delaware corporation law, which eliminates the personal liability of a director of the Company to the Company or to any of its stockholders for monetary damages for a breach of his fiduciary duty as a director, except in the case where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporation law, or obtained an improper personal benefit.

Section 16(a) Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended December 31, 1994 all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent stockholders were met.

Executive Compensation

The following table sets forth information concerning the compensation during the fiscal years ended December 31, 1994, December 25, 1993 and December 26, 1992 of the Chief Executive Officer and the four other most highly compensated executive officers of the Company whose total annual salary and bonus for the year ended December 31, 1994 exceeded $100,000.


                                          SUMMARY COMPENSATION TABLE

                                         ANNUAL                  LONG TERM
                                         COMPENSATION            COMPENSATION

                                                                 Options        All Other
                              Fiscal                             Granted        Compensation
Name and Principal Position   Year (1)   Salary     Bonus        (#)            (2)

Kenneth G. Peskin             1994       $238,846       -           -           $398
Chairman of the Board and     1993        229,038   $115,000        -            996
Chief Executive Officer       1992        227,115    112,500        -            349

Eugene R. Lear (3)            1994        186,865       -           -            398
President and                 1993        178,231     71,600        -            744
Chief Operating Officer       1992        144,711     70,000      50,000           -

Walfrido A. Martinez          1994       113,462        -           -            383
Senior Vice President and     1993        98,750      33,000      18,750         516
Chief Financial Officer       1992        94,134      23,750       2,500         113

Robert G. Defonte             1994       150,240        -           -            398
Senior Vice President,        1993       143,625      45,705      12,500         768
Merchandising and Secretary   1992       135,065      44,550        -            260

Patrick J. Melli              1994       109,615        -           -            373
Senior Vice President,        1993        97,500      33,000      17,500         504
Inventory Management and      1992        89,711      22,500       1,250         162
Information Services



(1)     The 1994 fiscal year contained 53 weeks.

(2) Consists of contributions made by the Company on behalf of the executive officers to the Employee Stock Ownership Plan.

(3) Effective January 28, 1995, Mr. Lear resigned his positions as President and Chief Operating Officer (see "Employment
        Agreements" below).


The Company did not grant any options to purchase Common Stock to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1994. On February 15, 1995, the Company granted to each of Mr. Martinez, Mr. Defonte and Mr. Melli options to purchase 12,000 shares of Common Stock at an exercise price of $7.50 per share. Such options are exercisable in full on November 15, 1999 and are subject to acceleration in 1996, contingent upon the achievement of certain performance goals by the Company for fiscal 1995. In addition, see "Employment Agreements" below for information concerning option grants subsequent to December 31, 1995 to Kenneth G. Peskin. The following table sets forth information concerning the number and value of options held by the executive officers named in the Summary Compensation Table at December 31, 1994. During the fiscal year ended December 31, 1994, none of the executive officers named in the Summary Compensation Table exercised any options to purchase Common Stock.

                                      OPTION VALUES AT DECEMBER 31, 1994


                                                                   VALUE OF UNEXERCISED
                               NUMBER OF UNEXERCISED OPTIONS (#)   IN-THE-MONEY OPTIONS (1)

Name & Principal Position      Exercisable     Unexercisable       Exercisable       Unexercisable

Kenneth G. Peskin
Chairman of the Board and
Chief Executive Officer        168,750         43,750              $843,750          $93,750

Eugene R. Lear
President and
Chief Operating Officer         25,002         24,998               109,384          109,366

Walfrido A. Martinez
Senior Vice President and
Chief Financial Officer         12,625         12,375                35,844           34,781

Robert G. Defonte
Senior Vice President,
Merchandising and Secretary     13,750         11,250                47,813           36,563

Patrick J. Melli
Senior Vice President, Inventory
Management and Information
Services                        13,000         12,000                38,875           34,406

(1) In-the-money options are those where the fair market value of the underlying Common Stock exceeds the exercise price of the option. The value of in-the-money options is determined in accordance with regulations of the Securities and Exchange Commission by subtracting the aggregate exercise price of the option from the aggregate year-end value of the underlying Common Stock.


Retirement Plans

The Company provides retirement benefits for employees of the Company and its subsidiaries, including officers and directors who are employees, under three plans: the Profit Sharing Plan (under Section 401(k) of the Code), the Employee Stock Ownership Plan ("ESOP") and the Defined Benefit Plan.

The compensation of the executive officers of the Company set forth in the Summary Compensation Table above is the current covered compensation of such executive officers under the Defined Benefit Plan but not more than $150,000 for 1994, $235,840 for 1993 and $228,860 for 1992. Messrs. Peskin, Lear, Martinez, Defonte and Melli have two, one, two, nine and two credited years of service under the Defined Benefit Plan, respectively. The following table shows the estimated annual retirement benefit in the form of life annuity under the Defined Benefit Plan for employees retiring at age 65 whose average annual compensation and years of participation at retirement would be in the classifications shown. The amounts shown in the table do not take into account the additional benefit determined by reference to Common Stock purchased under the Profit Sharing Plan or the offset for benefits payable under the ESOP.

            Estimated Annual Retirement Benefit

Average Annual          Years of Service
Compensation            10            15              20            25

$ 50,000                 $ 7,500        $11,250        $15,000        $18,750
 100,000                  15,000         22,500         30,000         37,500
 150,000                  22,500         33,750         45,000         56,250
 200,000                  30,000         45,000         60,000         75,000


Director Compensation

The Company pays its directors (other than employees) an annual fee of $6,000 and an attendance fee of $1,000 for each meeting of the Board of Directors of the Company attended together with reasonable travel and other expenses incurred in connection with such attendance.

Employment Agreements

By agreement dated as of January 28, 1995, the Company extended and amended the employment agreement between the Company and Kenneth G. Peskin dated as of February 26, 1991. As extended and amended, this agreement (the "Employment Agreement") provides for, among other items, (i) the employment of Mr. Peskin as the Company's Chairman and Chief Executive Officer until January 28, 1997 (with automatic one-year extensions of the term effective as of each anniversary of the date of the agreement unless either the Company or Mr. Peskin gives a notice of non-extension at least ninety days prior to such anniversary), (ii) an annual base salary for 1995 of $240,000 and annual base salaries thereafter to be agreed upon by the Company and Mr. Peskin, (iii) the payment of an annual cash bonus of 50% or more of base salary based upon the achievement by the Company of certain performance goals for the applicable fiscal year, (iv) the grant to Mr. Peskin of options to purchase up to 187,500 shares of Common Stock of the Company at an exercise price of $2.00 per share, of which 168,750 are currently vested, (v) the grant to Mr. Peskin of options to purchase up to 75,000 shares of Common Stock of the Company at an exercise price of $7.50, vesting on June 1, 2004 but subject to accelerated vesting based upon the achievement by the Company of certain performance goals during fiscal years 1995 through 1997, (vi) the grant to Mr. Peskin of additional options to purchase shares of

Common Stock at an exercise price of $14.00 per share, with the number of shares subject to these options to be determined in accordance with a formula set forth in the Employment Agreement,
(vii) certain rights of co-sale with respect to sales of Common Stock held by certain stockholders of the Company, (viii) certain severance payments to Mr. Peskin of up to one year's base salary and bonus in the event of his death, disability or upon termination of the employment of Mr. Peskin under certain circumstances, (ix) an agreement by Mr. Peskin not to compete with the Company for up to one year following termination, and
(x) certain benefits for Mr. Peskin reasonably consistent with those offered to similar executives by companies which are substantially of the same size and economic condition as the Company.

The Company had an employment agreement with Eugene R. Lear which provided for, among other items (i) the employment of Mr. Lear as the President and Chief Operating Officer of the Company for a five year period commencing in March 1992 at an annual base salary of $175,000 and at annual base salaries thereafter to be agreed upon by the Company and Mr. Lear, (ii) the payment of cash bonuses of up to a maximum of 40% of base salary based upon the achievement by the Company of certain performance goals and,
(iii) the grant of options as of March 12, 1992 to purchase up to 50,000 shares of Common Stock of the Company at an exercise price of $2.625, with 25,000 of such options (the "Lear Performance Options") vesting contingent on the achievement by the Company of certain performance goals. On July 31, 1992, the employment agreement was amended to provide that the Lear Performance Options are exercisable in full on March 1, 2002, which exercisability may be accelerated based upon the achievement of the Company of certain annual performance goals. On February 11, 1994, the Board of Directors of the Company increased Mr. Lear's annual base salary to $184,000. Effective January 28, 1995, Mr. Lear resigned as President and Chief Operating Officer of the Company and his employment agreement was terminated.

Report of the Compensation and Stock Option Committee

The Compensation and Stock Option Committee of the Board of Directors (the "Committee") determines the compensation arrangements for executive officers of the Company. The Company's philosophy and objectives in setting executive compensation are to offer competitive levels of compensation which will assist the Company in attracting and retaining qualified executives, reward individual achievement and link executive compensation with the Company's annual and long-term performance goals.

The compensation program for the Company's executives consists of base salary, an annual incentive bonus plan and stock options. The Company's salary levels are intended to be competitive with those offered by companies in similar businesses and commensurate with the executive's level of responsibility. Salary adjustments, which are normally made annually, are determined by monitoring the overall financial performance of the Company, the performance of the individual executive, as well as salaries at other companies of similar size.

The Company has an employment agreement with Kenneth G. Peskin, Chairman and Chief Executive Officer. Pursuant to this agreement, Mr. Peskin's annual base salary is subject to increases at the discretion of the Board of Directors based upon performance of the Company and performance of the executive. On February 11, 1994, the Board of Directors approved an increase of approximately 2% in the base salary payable to Mr. Peskin. Effective January 28, 1995, the Company extended and amended Mr. Peskin's employment agreement to provide for, among other things, an annual base salary of $240,000. Salary increases of the other executive officers of the Company are at the recommendation of the Chief Executive Officer based upon individual performance and Company performance.

The Company's annual incentive bonus plan provides participating executives the opportunity to earn additional compensation based upon the achievement by the Company of its annual financial plan. The financial plan, which is established at the beginning of each fiscal year by the Board of Directors after consultation with management, focuses on achievement of certain levels of cash flow from operating activities. Threshold and maximum levels are established around a mid-point target in order to create a range of cash flow that will be used to measure the potential award opportunity for each executive under the annual incentive bonus plan. A target bonus opportunity equal to a percentage of annual salary is established for each executive based on his or her level of responsibility, potential contribution to the success of
the Company and competitive considerations.   Awards for senior
management are dependent on achievement of Company goals. Awards to lower-level executives are in part based on Company performance and in part based upon individual or group performance as evaluated by the Chief Executive Officer.

The Company periodically grants stock options to its executive officers and other key employees. Stock option grants are intended to align the interests of the Company's executive officers more closely with the interests of the Company's shareholders by providing its executives and key employees who have substantial responsibility for the management and growth of the Company with an opportunity to profit from increases in the value of the Company's stock. Options granted to senior management often provide for accelerated exercise upon the achievement of predetermined performance goals by the Company. On February 15, 1995, pursuant to his employment agreement, Mr. Peskin was awarded options to purchase 75,000 shares. Such options were granted with an exercise price equal to the market value of the Common Stock on the date of grant and are exercisable on June 1, 2004 but subject to acceleration upon the achievement by the Company of certain performance goals during fiscal years 1995 through 1997.

Section 162(m) of the Internal Revenue Code of 1986, as amended, which became effective January 1, 1994, limits the deductibility of compensation exceeding $1 million to each of the Company's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance-based compensation meeting the requirements promulgated by the Internal Revenue Service under Section 162(m) will not be subject to the deduction limit. The Company intends to qualify its executive compensation arrangements to comply with such requirements.

                                           The Compensation and Stock Option
                                           Committee of the Board of Directors
                                                 Bradford R. Klatt
                                                 Richard E. Kroon
                                                 Theodore A. Pamperin

Information Concerning Certain Stockholders

The stockholders (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the knowledge of the Board of Directors of the Company, owned beneficially more than five percent of any class of the outstanding voting securities of the Company as of April 1, 1995, each director and each executive officer named in the Summary Compensation Table of the Company who owned beneficially shares of Common Stock and all directors and executive officers of the Company as a group, and their respective stockholdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power.

                                            Shares of
                                            Common Stock
                                            Owned Beneficially
                                            as of                    Percent
Name and Address                            April 1, 1995            of Class

Sprout Growth L.P.                          980,834 (1)(2)           24.8%
 c/o Sprout Group
 140 Broadway
 New York, NY 10005-1102

Sprout Capital V                            810,539 (2)(3)           20.7%
 c/o Sprout Group
 140 Broadway
 New York, NY 10005-1102

Trustees of General Electric
 Pension Trust                              445,888 (4)              11.8%
 3003 Summer Street
 P.O. Box 7900
 Stamford, CT 06905

Kenneth G. Peskin                           502,311 (5)(6)           12.9%
 201 Meadow Road
 Edison, NJ  08818

DLJ Capital Corporation                     289,083 (7)(8)            7.5%
 c/o Sprout Group
 140 Broadway
 New York, NY 10005-1102

Corporate Life Insurance
 Co., Inc.                                  195,819 (9)               5.2%
 Suite 220
 893 South Matlack Street
 Westchester, PA 19382



                                                      12
                                            Shares of
                                            Common Stock
                                            Owned Beneficially
                                            as of                    Percent
Name and Address                            April 1, 1995            of Class

Robert G. Defonte                            19,602 (10)             (11)
 201 Meadow Road
 Edison, NJ  08818

Bradford R. Klatt                            23,308 (12)             (11)
 201 Meadow Road
 Edison, NJ  08818

Richard E. Kroon                                  0 (13)             (11)
 c/o Sprout Group
 140 Broadway
 New York, NY  10005-1102

Walfrido A. Martinez                         14,000 (6)(14)          (11)
 201 Meadow Road
 Edison, NJ  08818

Patrick J. Melli                             14,642 (15)             (11)
 201 Meadow Road
 Edison, NJ  08818

Theodore A. Pamperin                         27,084 (16)             (11)
 201 Meadow Road
 Edison, NJ  08818

Paul B. Queally                                   0 (13)             (11)
 c/o Sprout Group
 140 Broadway
 New York, NY  10005-1102

William V. Roberti                            3,750 (17)             (11)
 201 Meadow Road
 Edison, NJ  08818

John H. Weiland                              13,100 (18)             (11)
 201 Meadow Road
 Edison, NJ  08818

All Directors and Executive
Officers as Group (10 persons)              617,797                  15.5%

                                                      13

(1) Includes 243,394 shares issuable upon the exercise of presently exercisable ten-year warrants.

(2)     Richard E. Kroon and Paul B. Queally, directors of the
        Company, are managing partner and general partner, respectively, of the general partner of Sprout Growth, L.P.
        and of Sprout Capital V. DLJ Growth Associates and DLJ
        Associates V are the general partners of Sprout Growth, L.P.
        and Sprout Capital V, respectively, and as such have shared voting and dispositive power with respect to such shares.
        Does not include: 108,071 shares beneficially owned by Sprout Growth, Ltd., of which Mr. Kroon is managing partner of the investment manager; 48,687 shares beneficially owned by DLJ Venture Capital Fund II, L.P., of which Mr. Kroon is managing partner of the general partner. Does not include
        289,083 shares beneficially owned by DLJ Capital
        Corporation, of which Mr. Kroon is President and Chief
        Executive Officer (see footnote 13 below).

(3) Includes 201,135 shares issuable upon the exercise of presently exercisable ten-year warrants.

(4) Includes 55,261 shares issuable upon the exercise of presently exercisable ten-year warrants.

(5) Includes 168,750 shares issuable upon the exercise of presently exercisable options and 9,375 shares held in trust for Mr. Peskin's daughters.

(6) Does not include 19,243 shares held by the ESOP, with respect to which Mr. Peskin and Mr. Martinez, as trustees, have shared voting and investment power.

(7) Includes 53,714 shares issuable upon the exercise of presently exercisable ten-year warrants.

(8) Includes 72,625 shares issuable upon the exercise of presently exercisable options. Richard E. Kroon, a Director of the Company, is the President and Chief Executive Officer of DLJ Capital Corporation. Does not include shares beneficially owned by Sprout Growth L.P., Sprout Growth,
        Ltd., DLJ Venture Capital Fund II, L.P. or Sprout Capital V.

(9) Includes 56,919 shares issuable upon the exercise of presently exercisable ten-year warrants.

(10) Includes 16,250 shares issuable upon the exercise of presently exercisable options.

(11)    Less than one percent.

(12) Includes 3,868 shares issuable upon the exercise of presently exercisable ten-year warrants and 10,000 shares issuable pursuant to presently exercisable options. Does not include 47,075 shares beneficially owned by Metropolis
        Two Associates of which Mr. Klatt is a partner.


                                                      14

(13) Mr. Kroon and Mr. Queally disclaim beneficial ownership of the shares described in Footnotes 1, 2, 3, 7, and 8 above, except for specific individual partnership interests.

(14) Includes 13,875 shares issuable upon the exercise of presently exercisable options.

(15) Includes 14,500 shares issuable upon the exercise of presently exercisable options.

(16) Includes 4,422 shares issuable upon the exercise of presently exercisable ten-year warrants and 11,875 shares issuable pursuant to presently exercisable options.

(17) Consists of 3,750 shares issuable upon the exercise of presently exercisable options.

(18) Includes 2,475 shares issuable upon the exercise of presently exercisable seven-year warrants and 10,500 shares issuable pursuant to presently exercisable options.


Performance Graph

The following graph compares the cumulative total return on the Company's Common Stock to the Standard and Poor's 500 Index and the Russell 2000 Index. The graph assumes that $100 was invested in the Company's Common Stock and each Index on December 31, 1989 and that all dividends were reinvested.


                            1989     1990     1991     1992     1993     1994
 E&B Marine                 $100     36        29       63      145       85
 S&P 500 Index              $100     97       126      136      150      152
 Russell 2000 Index         $100     80       118      139      165      163


II.    APPROVAL OF THE AMENDED AND RESTATED E & B MARINE INC.
       1983 STOCK OPTION PLAN

The Company sponsors the E & B Marine Inc. 1983 Stock Option Plan (the "Plan"). On May 19, 1995, the Board of Directors of the Company adopted an amendment and restatement of the Plan (the "Restated Plan"). The Restated Plan will not be made effective unless approved by the holders of a majority of the shares of Common Stock present or represented and voting thereon at the Meeting. If the Restated Plan is not approved by the stockholders, the Plan as in effect prior to the amendment and restatement will continue in effect.

A description of the material amendments to the Plan is set forth below. Such description is qualified by reference to the text of the Restated Plan set forth in Exhibit A to this Proxy Statement.

Increase in Number of Shares. Under the Plan, 500,000 shares of Common Stock are available for option grants. Presently, there are only a limited number of shares remaining available for option grants under the Plan. The Board of Directors believes that the Company's stock option program has been of material benefit to the Company and has enabled the Company to attract and retain key employees. The Board of Directors also believes that the best interests of the Company and its stockholders require that the Company continue to be in a position to offer options to present and prospective personnel. Under the Restated Plan, the number of shares of Common Stock available for options is increased from 500,000 to 650,000. This increase in the number of shares will allow the Company to continue its stock option program.

Eligibility to Participate. Under the Plan, options may be granted only to persons who are employees of the Company, including officers and directors. Under the Restated Plan, persons eligible to receive options would include all directors, officers, consultants and other individuals providing services to the Company, as well as employees.

Exercise of Options Following Termination of Service. Under the Plan, an Optionee whose service with the Company is terminated may exercise options for a period of up to three months following termination. Under the Restated Plan, the Compensation and Stock Option Committee (the "Stock Option Committee") of the Board of Directors, which will administer the Restated Plan, has discretion to extend the period for exercise of options for up to 18 months following the date of termination.

Payment of Exercise Price. The plan currently provides that the exercise price of an option may be paid in cash or in shares of Common Stock having a value on the date of exercise equal to the exercise price, or in a combination of cash and shares. Under the Restated Plan, Optionees are also permitted to pay the exercise price of options by the surrender of options. Upon such a surrender, the Optionee would receive that number of shares of Common Stock having a value on the date of exercise equal to the excess of the aggregate fair market value of the Common Stock covered by the options so surrendered over the aggregate exercise price of such options.

A description of the Restated Plan is set forth below. Such description is qualified by reference to the preceding discussion of the material amendments to the Plan and by reference to the text of the Restated Plan set forth in Exhibit A to this Proxy Statement.

Under the Restated Plan, options to purchase shares of Common Stock may be granted to key employees of the Company and its subsidiaries and to directors, consultants and other individuals providing services to the Company through January 25, 2001.

The Restated Plan is administered by the Stock Option Committee. The Stock Option Committee determines the persons who are to receive options and the number of shares to be subject to each option. In selecting individuals for options and determining the terms thereof, the Stock Option Committee may take into consideration any factors it deems relevant including present and potential contributions to the success of the Company. Options granted under the Restated Plan may be exercised only within a period fixed by the Stock Option Committee, which may not exceed ten years from the date of grant of the option or, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company, five years from the date of grant of the option.
Options may be made exercisable immediately or in installments, as determined by the Stock Option Committee.

Options granted under the Restated Plan generally are not transferable other than by will or the laws of descent and distribution and during the lifetime of the Optionee may be exercised only by the Optionee. However, the Stock Option Committee may provide that an option may be transferred in whole or part by the optionee to members of his family or to trusts for the benefit of, or partnerships or other entities beneficially owned by, the Optionee or members of his family. The Restated Plan provides that the exercise price of an option may not be less than the lesser of (i) the tangible book value per share of Common Stock, determined in accordance with generally accepted accounting principles as of the end of the fiscal quarter of the Company immediately preceding the fiscal quarter in which the option is granted, or (ii) the fair market value of the Common Stock on the date of grant of the option. In the case of incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, in shares of Common Stock owned by the Optionee, by surrender of options or by a combination of the foregoing.

The Restated Plan provides that in the event that any member of the Stock Option Committee is not a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such Rule was in effect at April 30, 1991, the maximum number of shares of Common Stock which may be subject to options granted under the Restated Plan to all directors is 375,000, the maximum number of shares of Common Stock which may be subject to options granted under the Restated Plan to each director who is an employee is 300,000, and the maximum number of shares of Common Stock which may be subject to options granted to a director who is not an employee is 15,000.

The Restated Plan provides that, in the event of changes in the corporate structure of the Company or certain events affecting the Common Stock, the Stock Option Committee, or the Board of Directors in the case of options granted to directors, shall, in its discretion, make adjustments with respect to the number or kind of shares which may be issued under the Restated Plan or which are covered by outstanding options, or in the exercise price per share, or both.

The Restated Plan provides that in connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options under the Restated Plan granted prior to June 20, 1995 will become exercisable in full on and after (i) 15 days prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. This provision will apply to options granted on or after June 20, 1995 only to the extent provided in the certificate evidencing the specific option grant.

For Federal income tax purposes, an Optionee will not recognize any income upon the grant of a non-qualified or incentive stock option. Upon the exercise of a non-qualified option, the Optionee will realize ordinary income equal to the excess (if any) of the fair market value of the shares purchased upon such exercise over the exercise price. The Company will be entitled to a deduction from income in the same amount and at the same time as the Optionee realizes such income. Upon the sale of shares purchased upon such exercise, the Optionee will realize capital gain or loss measured by the difference between the amount realized on the sale and the fair market value of shares at the time of exercise of the option. In the case of options granted to executive officers and other principal officers, directors and greater than 10% stockholders of the Company, income will be recognized upon exercise of a non-qualified option only if the option has been held for at least six months prior to the exercise. If such option is exercised within six months after the date of grant, an officer, director or greater than 10% stockholder will recognize income on the date six months after the date of grant, unless he or she files an election under
Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed on the date of exercise.

In contrast, an Optionee will not be taxed upon exercise of an incentive stock option and the Company will not be entitled to a deduction from income in respect thereof. If the Optionee retains the shares transferred to him upon exercise of an incentive stock option for more than one year after the date of issuance of the stock and two years after the date of grant of the option, any gain or loss realized on a subsequent sale of the shares by the Optionee will be treated as long-term capital gain or loss. If, on the other hand, the Optionee sells the shares within one year after the date of transfer or two years after the date of grant of the option, the Optionee will realize ordinary income, and the Company will be entitled to a deduction from income, to the extent of the excess of the value of the shares on the date of exercise or the amount realized on the sale (whichever is less) over the exercise price. Any excess of the sale price over the value of the shares on the date of exercise will be treated as capital gain. The spread between the fair market value of the shares on the date of exercise and the exercise price constitutes an item of tax preference for purposes of the alternative minimum tax which, under certain circumstances, could cause tax liability as a result of the exercise.

The following table sets forth information with respect to the options granted under the Plan since its effective date to the individual or group indicated.


                                        NUMBER OF SHARES       AVERAGE
                                        COVERED BY             EXERCISE PRICE
NAME OF GRANTEE                         OPTIONS GRANTED        PER SHARE

Kenneth G. Peskin                       262,500                $3.57
Eugene R. Lear                           50,000                 2.62
Walfrido A. Martinez                     37,000                 5.25
Robert G. DeFonte                        37,000                 4.88
Patrick J. Melli                         37,000                 5.18

All current executive officers as a
group (5 persons)                       423,500                 3.86

All current directors who are not
executive officers as
a group (1 person)                        3,750                 3.00

All employees, including all current
officers who are not executive
officers, as a group (100 persons)       49,225                 5.97


The Board of Directors recommends that the Company's stockholders vote FOR approval of the Amended and Restated 1983 Stock Option
Plan.

III. PROPOSAL TO APPROVE AN AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO DECREASE THE NUMBER OF
        AUTHORIZED SHARES OF COMMON STOCK

On May 19, 1995, the Board of Directors unanimously approved an amendment to the Company's Restated Certificate of Incorporation which would decrease the number of authorized shares of Common Stock from 30,000,000 to 10,000,000. The text of the proposed amendment to the Restated Certificate of Incorporation is set forth in Exhibit B to this Proxy Statement.

At present, the Company is authorized to issue 31,000,000 shares of capital stock, consisting of 30,000,000 shares of Common Stock, $.001 par value per share, and 1,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"). The proposed amendment to the Company's Restated Certificate of Incorporation would decrease the number of authorized shares of Common Stock from 30,000,000 to 10,000,000, thereby decreasing the total number of authorized shares of capital stock of the Company from 31,000,000 to 11,000,000.


On May 19, 1995, there were 3,743,381 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

The Board of Directors believes that the adoption of the proposed amendment is advantageous to the Company and its stockholders as the proposed amendment would reduce annual state franchise taxes payable by the Company.

The Board of the Directors recommends that the Company's stockholders vote FOR approval of the amendment to decrease the number of authorized shares of Common Stock.

IV.   RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG Peat Marwick LLP to serve as independent auditors for the Company for the fiscal year ending December 30, 1995. The Board of Directors considers KPMG
Peat Marwick LLP to be eminently qualified.

Although it is not required to do so, the Board of Directors is submitting its selection of the Company's auditors for ratification at the Meeting, in order to ascertain the views of stockholders regarding such selection. If the selection is not ratified, the Board of Directors will reconsider its selection.

The Board of Directors recommends that stockholders vote FOR ratification of the selection of KPMG Peat Marwick LLP to examine the financial statements of the Company for the Company's fiscal year ending December 30, 1995. It is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of such ratification unless otherwise instructed therein.

A representative of KPMG Peat Marwick LLP will be present at the Meeting with the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

V.    OTHER MATTERS

The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such other matters are properly presented for action, it is the intention of the persons named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

VI.   MISCELLANEOUS

If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted in favor of the nominee proposed by the Board of Directors in the election of director, FOR the approval of the Company's Amended and Restated 1983 Stock Option Plan, FOR the approval of the amendment to the Company's Restated Certificate of Incorporation and FOR ratification of the Board of Directors' selection of independent auditors. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a stockholder who may theretofore have given a Proxy will have the effect of revoking that Proxy.

All costs relating to the solicitation of Proxies will be borne by the Company. Proxies may be solicited by officers, directors and regular employees of the Company and its subsidiaries personally, by mail or by telephone or telegraph, and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

It is important that Proxies be returned promptly. Stockholders who do not expect to attend the Meeting in person are urged to mark, sign and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

Stockholder Proposals

Stockholder proposals intended to be presented at the 1996 Annual
Meeting of Stockholders of the Company must be received by the Company by January 25, 1996 in order to be considered for inclusion in the Company's proxy statement relating to such meeting.

Annual Report on Form 10-K

A copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules for the fiscal year ended December 31, 1994, which has been filed with the Securities and Exchange Commission, will be sent, without charge, to stockholders to whom this Proxy Statement is mailed, upon written request to the Secretary, E&B Marine Inc., 201 Meadow Road, Edison, New Jersey 08818.




May 24, 1995

                                  EXHIBIT A

                               E&B MARINE INC.
                           1983 STOCK OPTION PLAN
                 as Amended and Restated, Effective June 20, 1995

        1. Purposes of Plan. The purposes of the Plan, which shall be known as the E&B Marine Inc. 1983 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees, directors, consultants and other individuals providing services to E&B Marine Inc. (the "Company") and its subsidiary corporations (within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary") by encouraging their ownership of the common stock, $.001 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, directors, consultants and other individuals upon whose efforts the Company's success and future growth depends, and attracting other such employees, directors, consultants and other individuals.

        2. Administration. The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the terms of the Plan, shall have plenary authority to establish such rules and regulations, to make such determinations and interpretations, and to take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including optionees and their legal representatives and beneficiaries. Notwithstanding the foregoing, in the event that there is no Compensation Committee, then the powers to be exercised by the Compensation Committee hereunder shall be exercised by the Board of Directors.

The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. Unless otherwise determined by the Board of Directors, no member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

         3. Stock Available for Options. There shall be available for options under the Plan a total of 650,000 shares of Stock, subject to any adjustments which may be made pursuant to
Section 5(f) hereof. Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

         4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary, including officers or directors of the Company or any Subsidiary, and to directors, consultants and other individuals providing services to the Company or any Subsidiary. Options may be granted to eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director, officer or consultant of or to the Company or any Subsidiary shall be considered employment for purposes of the Plan (and the period of such service shall be considered the period of employment for purposes of Section 5(d) of the Plan); provided, however, that incentive stock options may be granted under the Plan only to an individual who is an "employee" (as such term is used in Section 422 of the Code) of the Company or any Subsidiary.

          5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which terms and conditions need not be the same in each case, subject to the following:

         (a) Option Price. The price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the lesser of (i) the tangible book value per share of Stock, determined in accordance with generally accepted accounting principles as of the end of the fiscal quarter of the Company immediately preceding the fiscal quarter in which the option is granted, or (ii) the market value per share of Stock on the date of grant of the option. The date of grant of an option shall be the date specified by the Committee in its grant of the option.

         (b) Option Period. The period for exercise of an option shall in no event be more than ten years from the date of grant, or in the case of any option intended to be an incentive stock option granted to an individual owning, on the date of grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, more than five years from the date of grant. Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period. The Committee shall have the authority at any time to accelerate the exercisability of all or any portion of any option granted under the Plan.

         (c) Exercise of Options. In order to exercise an option, the Optionee shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee for a period of at least six months having a market value on the date of exercise equal to the aggregate purchase price, by the surrender of options which are then exercisable, or in a combination of cash and Stock and surrender of options.

Upon surrender of options in payment of the purchase price the optionee shall be entitled to receive that number of shares of Stock determined by dividing (x) the difference between the aggregate market value on the date of exercise of the shares of Stock issuable in respect of the options so surrendered and the aggregate exercise price of the options so surrendered by (y) the market value per share of Stock on the date of exercise. For purposes of this Section 5(c), the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the high bid and low bid prices, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the number of shares of Stock remaining subject to such option, whichever is smaller.

        (d) Effect of Termination of Employment. An option may not be exercised after the Optionee has ceased to be in the employ of the Company or any Subsidiary, except in the following circumstances:

        (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

      (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

     (iii) In the event of the death of the Optionee while employed, (a) any option granted prior to June 20, 1995 shall thereupon become exercisable in full and (b) any option granted on or after June 20, 1995 shall be exercisable only to the extent exercisable by the Optionee at the time of his death, and, in the case of either (a) or (b), the person or persons to whom the Optionee's rights are transferred by and will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the preceding sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.

Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to extend the period during which any option may be exercised; provided, however, that an option may not be exercised more than eighteen (18) months after termination of employment and in no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company to terminate his employment at any time.

     (e)  Nontransferability of Options.  Except as provided in
the next sentence, (i)   during the lifetime of an Optionee,
options held by such Optionee shall be exercisable only by him and (ii) no option shall be transferable other than by will or the laws of descent and distribution. The Committee shall have the authority to make any option transferable in whole or part by the optionee to members of the family of the optionee or to trusts for the benefit of, or partnerships or other entities beneficially owned by, the optionee or members of his family.

     (f) Adjustments for Change in Stock Subject to Plan. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, (i) except as provided in (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the maximum number of shares which may be subject to options granted to all directors of the Company and in the maximum number of shares which may be subject to options granted to each director, in each case pursuant to Section 5(j), in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

    (g) Acceleration of Exercisability of Options Upon Occurrence of Certain Events. In connection with any merger or consolidation in which the Company is not the surviving corporation and which results in the holders of the outstanding voting securities of the Company (determined immediately prior to such merger or consolidation) owning less than a majority of the outstanding voting securities of the surviving corporation (determined immediately following such merger or consolidation), or any sale or transfer by the Company of all or substantially all its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the

Company, all outstanding options under the Plan shall become exercisable in full, notwithstanding any other provision of the Plan or of any outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer or acquisition or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422(d) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 5(j)(2). The provisions of this Section 5(g) shall apply to all options granted under the Plan prior to June 20, 1995, but shall apply to options granted after that date only if the option certificate evidencing such grant so provides.

        (h) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

        (i) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

        (j) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in the Plan to the contrary, during any period when any member of the Committee shall not be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such Rule was in effect at April 30, 1991, then, the terms and conditions of options granted under the Plan to any director of the Company during such period shall be as follows:

        (1) The price at which each share of Stock subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 5(f), in no event be less than the market value per share of Stock on the date of grant, and provided further that in the event the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

        (2) The option may be exercised to purchase shares of Stock covered by the option not sooner than six months following the date of grant. The option shall terminate and no shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the option shall terminate and no shares of Stock may be purchased thereunder more than five years after the date of grant.

        (3) The maximum number of shares of Stock which may be subject to options granted to all directors pursuant to this
Section 5(j) shall be 375,000 shares in the aggregate. The maximum number of shares of Stock which may be subject to options granted to any director who is an officer or employee of the Company is 300,000. The maximum number of shares of Stock which may be subject to options granted to any director who is not an officer or employee of the Company shall be 15,000 shares.

        6. Additional Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" within the meaning of Section 422 of the Code, provided, however, that (a) the aggregate market value of the Stock with respect to which incentive stock options are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in
Section 422(d) of the Code, (b) if the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Subsidiary, the price per share shall not be less than 110% of the market value per share on the date of grant and (c)
Section 5(d)(ii) hereof shall not apply to any incentive stock option.

        7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, January 25, 2001; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan or the terms of any option outstanding under the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon,
(i) increase the maximum number of shares of Stock for which options may be granted under the Plan, (ii) amend the Plan to change the minimum option price, (iii) amend the Plan to extend the period during which options may be granted or exercised, or
(iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. No termination or amendment of the Plan or any option outstanding under the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

        8. Stockholder Approval. The Plan, as hereby amended and restated, is subject to approval by a majority of the votes cast thereon by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose or by unanimous written consent of such stockholders. If such approval is not obtained, the Plan as in effect prior to its amendment and restatement as herein set forth shall continue in full force and effect.

        9. Withholding. It shall be a condition to the obligation of the Company to issue shares of Stock upon exercise of an option, that the Optionee (or any beneficiary or person entitled to act under Section 5(d) hereof) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue such shares of Stock.

        10. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.

                                        EXHIBIT B



                                  CERTIFICATE OF AMENDMENT

                                              OF
                                           RESTATED

                                CERTIFICATE OF INCORPORATION

                                              OF

                                       E & B MARINE INC.





E&B Marine Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY as follows:

FIRST:  The Restated Certificate of Incorporation of the
Corporation is hereby amended by deleting the first sentence of ARTICLE FOURTH of the Restated Certificate of Incorporation in its present form and substituting therefor a new first sentence of ARTICLE FOURTH in the following form:

        FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000,000 shares of Preferred Stock, $1.00 par value (the "Preferred Stock"), and 10,000,000 shares of Common Stock, $.001 par value.


SECOND: The amendment to the Restated Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and
(b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at the annual meeting of stockholders called and held upon notice in accordance with
Section 222 of the GCL.

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Kenneth G. Peskin, its Chairman of the Board, and attested by Robert G. Defonte, its Secretary, this _____ day of June 1995.





                                        E & B MARINE INC.



                                        BY:
                                        ----------------------------
                                          Kenneth G. Peskin
                                          Chairman of the Board




[Corporate Seal]







ATTEST:



BY:
--------------------------
  Robert G. Defonte
  Secretary

                                       PROXY

                                   E&B MARINE INC.

                   PROXY-Annual Meeting of Stockholders-June 20, 1995



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned, a stockholder of E&B Marine Inc., does hereby appoint Kenneth G. Peskin and Walfrido A. Martinez or either of them, with full power of substitution, his proxies, to appear and vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, June 20, 1995 at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the Meeting.

The undersigned hereby instructs said proxies or their substitutes to vote as specified below on each of the following matters and in accordance with their judgement on any other matters which may properly come before the Meeting.

  PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

The shares represented by this Proxy will be voted as directed.
If no direction is indicated, they will be voted for the nominee for Director and for Items 2, 3 and 4.



______________________     ___________          PLEASE MARK YOUR CHOICE LIKE
ACCOUNT NUMBER             COMMON               THIS [  ] IN BLUE OR BLACK INK



          The Board of Directors recommend a vote "FOR" each item.
----------------------------------------------------------------------------
1. ELECTION OF DIRECTOR    FOR the nominee listed below   WITHHOLD AUTHORITY
                                                          to vote for the
                                                          nominee listed below
                                  [   ]                       [   ]


 WILLIAM V. ROBERTI





2. Approval of the Company's Amended and Restated 1983 Stock Option Plan.

   FOR _____          AGAINST ______          ABSTAIN ____


3. Approval of an amendment to the Company's Restated Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 30,000,0000 to 10,000,000.

   FOR _____          AGAINST ______          ABSTAIN ____


4. Ratification of appointment of KPMG Peat Marwick LLP as independent auditors for fiscal 1995.

   FOR _____          AGAINST ______          ABSTAIN ____





[                               ] IMPORTANT: Before returning this Proxy,
                                  please sign your name or names on the line(s) below exactly as shown hereon. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants or trustees, each joint tenant or trustee should sign.


[                               ]      Dated:_____________________________1995
                                             _____________________________(L.S.)
                                             _____________________________(L.S.)
                                                 Stockholder(s) Sign Here